Exhibit 99.1

Ibis Technology Announces First Quarter 2003 Results

    DANVERS, Mass.--(BUSINESS WIRE)--April 23, 2003--Ibis Technology Corporation (Nasdaq NM: IBIS), the leading provider of SIMOX-SOI implantation equipment and SIMOX-SOI wafers to the worldwide semiconductor industry, today announced its financial results for the first quarter ended March 31, 2003.
    Total revenues for the quarter were $1,408,000, down fifty percent compared to total revenues of $2,819,000 in the preceding quarter and down thirteen percent as compared to $1,625,000 reported in the first quarter of 2002. Net loss for the 2003 first quarter was $4,286,000, or $0.45 per share, compared to a net loss of $4,009,000, or $0.42 per share, in the preceding quarter, and a net loss of $3,787,000, or $0.44 per share, in the similar period a year ago.
    "The quarter just completed was a period of progress during which we took steps necessary to enter a true production mode for producing significant quantities of advanced 300-millimeter SIMOX-SOI wafers," said Martin J. Reid, president and chief executive officer of Ibis Technology Corporation. "Wafer product sales for the quarter were down, as expected, mainly because wafer production was delayed while our largest wafer customer was evaluating multiple types of MLD wafers for 300 mm production. During the quarter, we also applied several reliability upgrades to our internal i2000 implanter. Although these events took somewhat longer than anticipated and limited our ability to ship 300 mm wafers, we achieved a significant number of goals that position us for near-term growth:

    --  Working under the terms of the Joint Development Agreement
        (JDA) with our largest customer, we made a number of significant process improvements, leading to a new, advanced SIMOX process that we believe meets the needs of the newest, most advanced ICs.
    -- Our largest customer finalized the process 'recipes' to be used to manufacture the 300-millimeter production wafers they have on order.
    -- We have completed several reliability and performance enhancements on our i2000 implanter, and it is now back in production.
    -- We have completed the qualification of an additional i2000 implanter, which is now on line predominantly for production of 300-millimeter wafers within our Danvers, Mass. facility.
    -- Our second balance-of-process line has been fully qualified and is now available for completing the manufacture of 300-millimeter SIMOX-SOI wafers following the implantation process."

    "We have a substantial backlog of wafer orders, and we are expecting a continuous increase of wafer sales for the balance of the year in response to the greatest demand ever from our largest customer," said Reid. "There will certainly be some continued fine tuning of specs and metrology techniques, but we view this point in time as the beginning of a new phase in SIMOX-SOI production."

    Corporate Outlook

    Commenting on the company's future outlook, Reid said, "We expect wafer sales in the second quarter to be in the range of $2.5 to $3.0 million as we ramp up production. We expect wafer sales for 2003 to be significantly higher than those of 2002. We also continue to anticipate booking additional orders for one-to-three implanters during this fiscal year."

    Teleconference and Simultaneous Webcast

    Ibis will host a teleconference to discuss its first quarter results on April 23, 2003 at 5:00 p.m. ET. The dial in number to listen to the conference call is 719-457-2693. A live webcast of the conference call will be available at the Ibis Technology web site at www.ibis.com or at www.streetevents.com. A replay of the call will be available on these web sites for approximately one week.

    About Ibis Technology

    Ibis Technology Corporation is the leading provider of oxygen implanters for the production of SIMOX-SOI (Separation-by-Implantation-of-Oxygen Silicon-On-Insulator) wafers for the worldwide semiconductor industry. The company is also the world's leading producer of SIMOX-SOI wafers. Headquartered in Danvers, Massachusetts, the company also maintains an office in Aptos, California. Ibis Technology is traded on the Nasdaq National Market under the symbol IBIS. Information about Ibis Technology Corporation and SIMOX-SOI is available on Ibis' web site at www.ibis.com.

    "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

    This release may contain forward-looking statements that are subject to certain risks and uncertainties including statements regarding the Company's current expectations that the new advanced SIMOX process meets the needs of the most advanced ICs, wafer sales for 2003 will be significantly higher than those of 2002 and that the Company will book additional orders for one-to-three implanters during this fiscal year. Such statements are based upon management's current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements, including, but not limited to, product demand and market acceptance risks, general economic conditions, the impact of competitive products, technologies and pricing, the impact of rapidly changing technology, equipment capacity and supply constraints or difficulties, limitations on the ability to protect the Company's patents and proprietary technology, the Company's limited history with regard to sales of implanters, the cyclical nature of the semiconductor industry, and other risks and risk factors described in the Company's Securities and Exchange Commission filings from time to time, including but not limited to, the Company's Annual Report on Form 10-K for the year ended December 31, 2002. All information set forth in this press release is as of April 23, 2003, and Ibis undertakes no duty to update this information unless required by law.

                      Ibis Technology Corporation
                  Condensed Statements of Operations
                              (Unaudited)
                                                First Quarter Ended
                                                      March 31,
                                                  2003        2002

Product sales                               $   676,000   $ 1,406,000
Contract and other revenue                      498,000        72,000
Equipment revenue                               234,000       147,000
  Total revenue                               1,408,000     1,625,000
Cost of product sales                         2,874,000     2,968,000
Cost of contract and other revenue               18,000        82,000
Cost of equipment revenue                       120,000        64,000
  Gross profit                               (1,604,000)   (1,489,000)
General & administrative                        619,000       530,000
Marketing & sales                               354,000       372,000
Research & development                        1,736,000     1,455,000
  Loss from operations                       (4,313,000)   (3,846,000)
Other income                                     27,000        59,000
Net loss                                    $(4,286,000)  $(3,787,000)
Net loss per share
  Basic                                     $     (0.45)  $     (0.44)
  Diluted                                   $     (0.45)  $     (0.44)
Weighted average number of shares
 used in per share calculation
  Basic                                         9,474,940   8,512,238
  Diluted                                       9,474,940   8,512,238


                       Condensed Balance Sheets
                                              March 31,   December 31,
                                                2003         2002
Assets
Current assets:
  Cash and cash equivalents                 $ 8,364,000   $11,746,000
  Accounts receivable                           590,000     1,599,000
  Inventories                                 1,634,000     1,231,000
  Deferred costs                              2,621,000     2,621,000
  Other current assets                          303,000       113,000
       Current assets                        13,512,000    17,310,000
Property and equipment                       31,729,000    32,495,000
Other assets                                  1,825,000     1,894,000
       Total assets                         $47,066,000   $51,699,000
Liabilities and Stockholders' Equity
Current liabilities:
  Capital lease obligation, current         $ 1,499,000   $ 1,501,000
  Accounts payable and other current
   liabilities                                3,767,000     3,293,000
  Deferred revenue                            6,521,000     6,966,000
       Current liabilities                   11,787,000    11,760,000
  Capital lease obligation, long-term           810,000     1,184,000
  Stockholders' equity                       34,469,000    38,755,000
  Total liabilities and stockholders'
   equity                                   $47,066,000   $51,699,000

    CONTACT: Ibis Technology Corporation
             Company Contact:
             Debra L. Nelson, 978/777-4247
             or
             IR/PR Counsel For Ibis Technology
             Agency Contact:
             Bill Monigle, 603/424-1184